UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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ARTIFICIAL LIFE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTIFICIAL LIFE, INC.
China Online Center, Suite 4601
333 Lockhart Road
Wanchai, Hong Kong

NOTICE OF 2006 Annual Meeting of Stockholders
to be held September 22, 2006

To The Stockholders of Artificial Life, Inc.:

          You are cordially invited to attend the Annual Meeting of Stockholders of Artificial Life, Inc. to be held at 10:00 a.m. Hong Kong time on September 22, 2006 at the offices of Artificial Life, Inc., China Online Center, Suite 4601, 333 Lockhart Road, Wanchai, Hong Kong. At the Annual Meeting, you will be asked to:

(1)	elect four individuals to our Board of Directors;

(2)	approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from the present 30 million shares to 130 million shares;

(3)

approve an amendment to our 1998 Equity Incentive Plan to (i) increase in the number of shares of common stock reserved under our 1998 Equity Incentive Plan to 40 million shares (assuming our shareholders approve the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized common stock), (ii) provide that the exercise price for each option may not be less than the fair market value of the underlying stock on the date such option or right is granted; and (iii) eliminate the Company’s discretion to award dividends or dividend equivalents payable currently or deferred and cash payments in lieu of or in addition to an award; and

(4)	transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments of the Annual Meeting.

THE EFFECTIVENESS OF PROPOSAL 3 IS CONDITIONED ON STOCKHOLDER APPROVAL OF PROPOSAL 2. ACCORDINGLY, IF PROPOSAL 2 DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTES, NEITHER PROPOSAL 2 NOR PROPOSAL 3 WILL BECOME EFFECTIVE.

          Further details of these matters are contained in the attached proxy statement that we urge you to consider carefully. Our 2005 Annual Report is also enclosed and provides additional information regarding our financial results in 2005.

          We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend, it is important that your shares are represented. Therefore, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. This will ensure your proper representation at the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors

Eberhard Schoneburg

EBERHARD SCHONEBURG
Chairman of the Board of Directors, President,
Chief Executive Officer and Treasurer
Wanchai, Hong Kong
August 21 , 2006

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

ARTIFICIAL LIFE, INC.

China Online Center, Suite 4601
333 Lockhart Road
Wanchai, Hong Kong

PROXY STATEMENT

GENERAL INFORMATION

          The enclosed proxy is solicited by the Board of Directors of Artificial Life, Inc., a Delaware corporation, for use at the 2006 Annual Meeting of Stockholders to be held on September 22, 2006, at 10:00 a.m. Hong Kong time at our registered office located at China Online Center, Suite 4601, 333 Lockhart Road, Wanchai, Hong Kong and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board is sending proxy materials to you and all other stockholders on or about August 21 , 2006. This proxy statement discusses proposals you are voting on this year; please read it carefully because it contains information for you to consider when deciding how to vote. Our Board is asking you to vote your shares by completing, signing and returning the enclosed proxy card or by voting your shares in person at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED ENVELOPE.

Voting of Proxies

          Where you specify a choice on the enclosed proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of each of the four specified director nominees, FOR the amendment to our Amended and Restated Certificate of Incorporation (referred to in this proxy statement as our “certificate of incorporation”) to increase the number of authorized shares of common stock from 30 million to 130 million and FOR the amendment to our 1998 Equity Incentive Plan including the increase of the number of shares of common stock reserved under such plan to 40 million shares and, with respect to other proposals (if any), in accordance with the best judgment of the proxies named in the proxy card.

Revoking Your Proxy

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to our corporate secretary of a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may revoke his or her proxy by delivering a written notice of revocation to our corporate secretary. Shares represented by valid, unrevoked proxies received in time for use at the Annual Meeting, will be voted at the Annual Meeting.

Vote Required For Approval

          The director nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a director nominee will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares outstanding is required to approve the amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 30 million to 130 million, and the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting approve the amendment to our 1998 Equity Incentive Plan, including the increase of the number of shares of common stock reserved under such plan to 40 million shares.

Abstentions; Broker Non-Votes

          If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of our common stock holding in “street name.” In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are transmitted by nominee holders on your behalf will count toward a quorum and will be voted as instructed by the nominee holder. If no instructions are specified by you to your broker or other nominee, your shares may be voted at the discretion of the broker. Any vote characterized as an abstention is not counted as a vote cast. Broker non-votes, which relate to shares for which nominee holders do not obtain voting instructions from the beneficial holders, are not counted as votes cast. Abstentions and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

Record Date

          The close of business on July 24, 2006 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the meeting. As of the close of business on July 24, 2006, there were 30,000,000 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting.

Cost of Proxy Solicitation

          The cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation.

          This proxy statement and the accompanying proxy are being mailed on or about August 21 , 2006 to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report to stockholders for the fiscal year ended December 31, 2005 is being mailed to the stockholders with this proxy statement, but does not constitute a part hereof.

Proposals for the Next Annual Meeting

          If you want to consider including a proposal in our proxy statement next year, you must deliver your proposal to Eberhard Schoneburg, our corporate secretary, within a reasonable time before we print and mail the proxy materials. Our bylaws also contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at the stockholders’ meeting.

          A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement, or to nominate a candidate for director, must also notify us not earlier than the close of business on the ninetieth (90th) day prior to such Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such Annual Meeting or the close of business on the tenth (10th) day following the day on which we first make a public announcement of the date of such meeting. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next Annual will have discretionary authority to vote on the proposal.

          If you would like a copy of the procedures contained in our bylaws, please contact:

Eberhard Schoneburg, Secretary
Artificial Life, Inc.
China Online Center, Suite 4601
333 Lockhart Road
Wanchai, Hong Kong

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

          Our bylaws provide that our Board shall consist of the number of persons determined by our Board. The Board currently consists of four members: Mr. Eberhard Schoneburg, Ms. Claudia Alsdorf, Dr. Gert Hensel and Michael Rowan. Our bylaws provide that each director will serve until the next annual meeting of stockholders following their election and until their respective successors are elected and qualified.

          The Board has voted to nominate Mr. Eberhard Schoneburg, Ms. Claudia Alsdorf, Dr. Gert Hensel and Mr. Michael Rowan for election at the Annual Meeting to serve until our next annual meeting of stockholders and until each of their respective successors shall be elected and qualified.

          Unless authority to vote for each, some, or all of the director nominee(s) is withheld, the shares represented by the proxy will be voted FOR the election of each of Mr. Eberhard Schoneburg, Ms. Claudia Alsdorf, Dr. Gert Hensel and Mr. Michael Rowan. In the event that any director nominee becomes unable or unwilling to serve, the shares represented by the proxy will be voted for the election of such other person as the Board may recommend in her or his place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

          The Board will consider stockholder nominations for directors submitted in accordance with the procedures set forth in our bylaws. In general, the procedures set forth in our bylaws provide that a notice relating to the nomination must be timely given in writing to our Secretary prior to the meeting. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder.

          A plurality of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

Recommendation of the Board

          The Board recommends a vote FOR the election of each of Eberhard Schoneburg, Claudia Alsdorf, Gert Hensel and Michael Rowan as a director, and proxies solicited by the Board will be so voted unless a stockholder has indicated otherwise on the proxy or any substituted proxy.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

Amendment to Authorized Share Capital

          Our current share capitalization consists of 30 million shares of common stock with a par value of $0.01 per share and 5 million shares of preferred stock, par value $0.01 per share. The proposed amendment to our certificate of incorporation will change the authorized number of shares of our common stock to 130 million shares. No change to the authorized preferred stock will be made. This change will allow our Board increased flexibility in raising venture capital financing, making acquisitions through the use of stock, providing incentives to employees by issuing awards under our equity incentive plan and other corporate transactions. Except as described in this proxy statement, we have no current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock.

Proposed Resolution

          A resolution in substantially the following form will be submitted to the stockholders at the Annual Meeting:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Section A of the Fourth Article thereof so that, as amended, said paragraph shall be read in its entirety as follows:

          “The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 135,000,000 shares, consisting of 130,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock par value $0.01 per share (the “Preferred Stock”).”

RESOLVED FURTHER, that the appropriate officers of the Company are authorized and directed to make, execute, acknowledge and file such certificates and documents as may be required by law with respect to the foregoing resolutions.

Material Terms of the Common Stock

          If adopted, the proposal will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of our common stock. The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to stockholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board may from time to time declare out of funds legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities and have no rights to convert their common stock into any other securities. Thus, should our Board of Directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such additional shares of common stock.

          On any liquidation, dissolution or winding up of the company, holders of shares of common stock are entitled to receive pro rata all of the assets of the company available for distribution to stockholders.

          If this proposed amendment is adopted, no additional action or authorization by our stockholders will be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by our Board of Directors.

Dividends

          There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law, however, prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

          We have never declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our Board and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.

          The foregoing summary of the material terms of our common stock does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation.

Shares Available for Future Issuance

Our certificate of incorporation currently authorizes the issuance of 30,000,000 shares of common stock, of which all 30,000,000 are currently issued and outstanding. In addition, we have issued 952,160 shares in excess of our authorized capital that will be considered authorized if the proposal to amend our certificate of incorporation is approved by our stockholders. We also have granted outstanding options to purchase an additional 9,328,794 shares that may be issued upon the exercise of those options if the proposal to amend our certificate of incorporation is approved by our stockholders.

The following table sets forth the number of shares currently issued and outstanding and otherwise reserved for issuance, the number of shares available for future issuance and the percentage of the current and proposed authorized capital that such shares represent or will represent:

	Current (30,000,000 Authorized)		Proposed (130,000,000 Authorized)
	Number of Shares	%	Number of Shares	%
Shares Issued and Outstanding or Reserved for Future Issuance	40,280,954	134%	40,280,954	31%
Shares Available for Future Issuance	-0-	0%	89,719,046	69%
Total	40,280,954	134%	130,000,000	100%

Other Considerations

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and could be used to dilute the stock ownership or voting rights of, or increase the costs to, a person seeking to obtain control of the company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the amendment to our certificate of incorporation may serve to perpetuate our management.

The amendment to our certificate of incorporation is not being proposed in response to any known effort or threat to acquire control of the company and is not part of a plan by management to adopt a series of amendments to our certificate of incorporation and our bylaws that would thwart such efforts.

Existing provisions in our certificate of incorporation and bylaws may also have the effect of delaying or preventing a merger with or acquisition of the company, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace the company’s current directors and include: (i) prohibiting cumulative voting in the election of directors; (ii) authorizing the issuance of “blank check” preferred stock; (iii) limiting persons who can call special meetings of the board of directors or stockholders; (iv) prohibiting stockholder action by written consent; and (v) establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at a stockholders meeting.

Recommendation of the Board

           Our board of directors has adopted a resolution approving the proposed amendment to our certificate of incorporation, declaring its advisability. The Board recommends a vote FOR the approval of the amendment to our certificate of incorporation to increase the authorized number of shares of our common stock from 30 million shares to 130 million shares and proxies received by the Board will be so voted unless a stockholder has indicated otherwise on the proxy or an substitute proxy.

PROPOSAL NO. 3

AMENDMENT TO 1998 EQUITY INCENTIVE PLAN

          On July 31, 2006, our Board voted, subject to stockholder approval, to amend our 1998 Equity Incentive Plan (the “Equity Plan”) to increase the aggregate number of shares of common stock available for grants to an aggregate of 40 million shares, subject to adjustment for stock-splits and similar capital changes. Our Board previously approved an increase in number of shares of common stock available for grants from 3.7 million shares to 20 million shares and is seeking stockholder approval for the increase from 3.7 million shares to 40 million shares. Our board believes that this increase is necessary and appropriate to enable us to attract and retain the quality of employees and consultants whose services are considered essential to our future progress, to encourage such employees’ and consultants’ ownership in the company and to provide them with an incentive to remain as employees or consultants.

          In addition, our Board voted, subject to stockholder approval, to amend our Equity Plan to:

          (i) add the following sentence before the last sentence of Section D of the Fifth Article thereof, “The exercise price for each Stock Option or SAR may not be less than the fair market value of the underlying stock on the date such option or right is granted.”

          (ii) eliminate in its entirety Section C of the Sixth Article thereof and replace it with “(c) Intentionally Left Blank”. Section C of the Sixth Article of the Equity Plan currently provides the following “In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.”

Our Board believes that such amendments are necessary and appropriate.

          The foregoing proposal is conditioned upon stockholder approval of Proposal 2 to amend our certification of incorporation. Accordingly, if Proposal 2 does not receive the requisite stockholder vote, the proposed amendment to the Equity Plan will not be put into effect.

          A general description of our Equity Plan is set forth below. This description is qualified in its entirety by the terms of the Equity Plan, a copy of which, as proposed to be amended, is attached to this proxy statement as Appendix A.

Summary Description of the Plan

          General. The Equity Plan was originally adopted in April 1998, and the aggregate number of shares of common stock reserved for issuance thereunder is currently 20,000,000 shares (including shares subject to options already granted and shares issued pursuant to options already exercised). The Equity Plan is designed to provide us flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees and consultants and to enable them to participate in the long-term growth of Artificial Life.

          Administration and Eligibility. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, and restricted stock or performance units for the purchase of shares of common stock. Awards under the Equity Plan can be granted to directors, officers, employees, consultants, advisors and other individuals as determined by the compensation committee of the Board. The compensation committee administers the Equity Plan and selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. Subject to certain limitations, the compensation committee may delegate to one or more of our executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          The exercise price of all “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may generally not exceed ten years. Notwithstanding the foregoing, for ten percent stockholders, the exercise price for ISOs must be at least 110% of the fair market value of the option shares on the date of grant and such ISOs will not be exercisable after the expiration of five years from the date of grant. Generally, options that we grant under the Equity Plan are immediately exercisable.

          Equity Plan Activity. As of July 24, 2006, approximately 40 employees, directors, advisors and consultants were eligible to participate in the Equity Plan. As of July 24, 2006, options to purchase an aggregate of 21,717,813 shares of Common Stock had been granted under the Equity Plan, of which options to purchase 7,100,916 shares had been canceled. Options to purchase 5,288,103 shares had been exercised as of such date. As of such date, options to purchase 9,328,794 shares remained outstanding and 25,383,103 shares will be available for the granting of awards under the Equity Plan assuming that our stockholders approve the proposal to amend our certificate of incorporation to increase our authorized shares and approve the proposal to amend our Equity Plan. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.

Federal Income Tax Consequences Relating to Stock Options

          The U.S. federal income tax consequences of awards under the Equity Plan to us and our employees, officers, directors, and consultants are complex and subject to change. The following discussion is only a summary of the general U.S. federal tax treatment of award issued under the Equity Plan. This summary does not address the tax consequences of awards under the Equity Plan with respect to any state, local or foreign taxing jurisdiction or under any applicable tax treaty. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), published revenue rulings, administrative and judicial decisions, and existing and proposed Treasury regulations (all as of the date hereof and all of which are subject to change, possibly with retroactive effect).

          Under new Code Section 409A, enacted as part of the American Jobs Creation Act of 2004, recipients of certain equity compensation awards (including nonstatutory stock options with exercise prices below the fair market value of the underlying stock as of the date of grant, and certain types of stock appreciation rights and stock bonuses) may be subject to a burdensome taxation regime. If Section 409A were to apply to awards under the Equity Plan, the affected participants may be required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the discussion below and to pay substantial penalties. The Equity Plan allows for the issuance of certain of these types of awards for purposes of giving us maximum flexibility. However, we do not intend to issue any awards that would be subject to Section 409A. Furthermore, the Board and the compensation committee generally have the authority to amend the Equity Plan as they deem necessary to comply with applicable laws, including Section 409A. Therefore, the following discussion does not specifically address the potential impact of Section 409A on the various awards.

          Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the company for federal income tax purposes. Notwithstanding the foregoing, the exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

          If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”) then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the company is entitled to recognize a salary expense for such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

          Nonstatutory Stock Options. If the exercise price of a nonstatutory stock option is equal to or exceeds the fair market value of the underlying stock at the time of grant, no income is generally realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the company is entitled to recognize a compensation expense for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any expense by the company.

          If the exercise price of a nonstatutory stock option is less than the fair market value of the underlying stock at the time of grant, Code Section 409A may impose significant adverse tax consequences to optionees who are granted these “in-the-money” stock options. Although the Equity Plan allows us the flexibility to issue “in-the-money” nonstatutory stock options, we do not intend to issue any such options. Therefore, the foregoing discussion applies only to nonqualified stock options with exercise prices equal to or in excess of the fair market value of the underlying stock at the time of grant.

          Restricted Stock. Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock. The income recognized upon the vesting of restricted stock generally will be subject to U.S. income tax withholding and employment taxes.

          In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

          Stock Bonus. Generally, the recipient of a stock bonus will recognize ordinary compensation income at the time the stock bonus is received. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it is received over any amount paid by the recipient in exchange for the stock. However, if the stock received is subject to future vesting based on the recipient’s performance of services, the tax consequences discussed above with respect to restricted stock will apply to the holder and the company. The income recognized with respect to a stock bonus generally will be subject to U.S. income tax withholding and employment taxes.

          In the year that the recipient of a stock bonus recognizes ordinary taxable income in respect of the stock, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

          Stock Appreciation Rights. Code Section 409A may impose significant adverse tax consequences on the recipients of SARs if the compensation payable under the SAR can be greater than the difference between the fair market value of the stock on the date of the grant of the SAR and the fair market value of the stock on the date the SAR is exercised or the SAR exercise price is less than the fair market value of the underlying stock on the date the right is granted. Although the Equity Plan allows us the flexibility to issue these types of SARs, we do not intend to issue any such SARs which would have negative tax consequences under Code Section 409A.

New Plan Benefits

The following table sets forth information about options that received by or allocated to each of the following groups, to the extent that these amounts are determinable:

Amended and Restated 1998 Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Shares
Eberhard Schoneburg	N/A	100,000
Executive Group	N/A	200,000
Non-Executive Director Group	N/A	300,000
Non-Executive Officer Employee Group	N/A	945,000

The amounts shown in the table above represent options to purchase shares of our common stock granted in excess of the 3,700,000 shares previously approved by our stockholders for issuance under the 1998 Equity Incentive Plan. All of these options are immediately exercisable, have an exercise price of $0.36 per share and expire on September 12, 2007. These options are were granted in consideration for services provided to us by the optionees. As of August 10, 2006, the market value of the common stock underlying these options was $0.84 per share, based on the closing price of our common stock on the OTC Bulletin Board.

In addition to the option shares included in the table above, the company has issued and outstanding options to purchase 4,183,794 shares of common stock in excess of the 3,700,000 shares previously approved by our stockholders. The exercise prices of these options range from $0.44 to $1.00 per share, with a weighted average exercise price of approximately $0.68 per share. These options were granted to certain non-employee consultants and advisors for services provided to the company. These options are immediately exercisable and expire at various times between May 5, 2007 and August 14, 2007.”

Each nominee for election to our board of directors, Mr. Eberhard Schoneburg, Ms. Claudia Alsdorf, Dr. Gert Hensel and Mr. Michael Rowan, has received options to purchase 100,000 shares of our common stock, which amounts are included in the table above. No associates of any director, executive officer or director nominee has been granted or allocated options under our 1998 Equity Incentive Plan. No other person received options to purchase in excess of 5% of the shares for which we are seeking stockholder approval.

Equity Compensation Plan Information

          Our 1998 Equity Incentive Plan was approved by our Board of Directors and our stockholders in April 1998. On February 14, 2006, our Board approved an amendment to the plan to increase the number of shares reserved for issuance under the plan from 3,700,000 shares of common stock to 20,000,000 shares of common stock. On July 31, 2006, our Board approved an amendment to the plan to increase the number of shares reserved for issuance under the plan from 20,000,000 shares of common stock to 40,000,000 shares of common stock. We are seeking stockholder approval for these increases to 40,000,000 shares.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,700,000	$0.63	0

Equity compensation plans not approved by security holders	5,628,794	$0.60	0

Total	9,328,794	$0.61	0

* If our stockholders approve the proposal to amend our certificate of incorporation to increase our authorized capital and approve the proposal to increase the number of shares available for issuance under our Equity Plan, the number of shares remaining available for future issuance under our equity compensation plan will be 30,671,206 shares.

Board Recommendation

          Our Board believes that the amendment to the Equity Plan to (i) increase the aggregate number of shares of common stock available for grants to an aggregate of 40 million shares; (ii) add the following sentence before the last sentence of Section D of the Fifth Article thereof, “The exercise price for each Stock Option or SAR may not be less than the fair market value of the underlying stock on the date such option or right is granted.”; and (iii) eliminate in its entirety Section C of the Sixth Article thereof, is in the best interest of the company and our stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

OTHER MATTERS

          The Annual Meeting is called for the purposes set forth in the notice. The Board does not know of any matter for action by the stockholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the Annual

Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

          Whether or not you intend to be present at the Annual Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

DIRECTORS AND EXECUTIVE OFFICERS

          Set forth below are the names of the executive officers, and persons nominated as directors, their ages, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships.

Name	Age	Position

Eberhard Schoneburg*	49	Chairman of the Board, Chief Executive Officer, President and Treasurer
Ernest Axelbank	27	Chief Technology Officer
Claudia Alsdorf*	39	Director
Dr. Gert Hensel*	52	Director
Michael Rowan*	39	Director, Director of Business Development Europe

* Director Nominee

          EBERHARD SCHONEBURG has been our founder and Chairman of our Board since November 1994. He was Chief Executive Officer from November 1994 to May 1996 and from October 1997 to the present. We were founded in November 1994 as Neurotec International Corp., a wholly owned subsidiary of Neurotec GmbH, a German multimedia and Internet solutions company owned by Mr. Schoneburg and two corporate investors: a major German retailer and an industrial conglomerate. Neurotec GmbH was part of the Neurotec Group, a group of high tech companies founded in Germany by Mr. Schoneburg in 1993. In 1997, Mr. Schoneburg sold all of his shares in Neurotec GmbH to the remaining stockholders and contemporaneously purchased 100% of the shares of Neurotec International Corp. from Neurotec GmbH. From 1989 to 1994 Mr. Schoneburg was a professor for industrial applications of artificial intelligence at Fachhochschule Furtwangen, Germany. From 1988 to 1993, he was the chairman of the BIT Group, a group of five German high-tech companies which he founded in 1988. Mr. Schoneburg was awarded the First Prize of the Berlin Innovation Award in 1990 for the development of the first European Neural Compiler and again in 1992 for the development of an expert system for detecting chemical hazards for Procter and Gamble. He has published five course books on a wide variety of topics such as computer viruses, neural networks, evolution strategies and genetic programming. Mr. Schoneburg has successfully launched over 20 high tech companies on three continents over the last 20 years.

          ERNEST AXELBANK is our Chief Technology Officer and has been with our company since March 1999. His duties include covering technical details regarding software architecture, software development, network infrastructure and security. He also performs pre-sales and business development activities and liaises with partners and clients with requirements specification and deployment details.

          CLAUDIA ALSDORF joined our Board in August 2001. In 1999, Ms. Alsdorf co-founded echtzeit AG where she was principally responsible for the preparation of an initial public offering of echtzeit AG securities on the German Neuer Markt exchange, as well as initiating a joint venture with a German retailer for three-dimensional product presentations and online catalogues. In 1996, Ms. Alsdorf founded echtzeit USA in San Francisco, and was mainly responsible for the initiation of operations with United States- based companies. In 1995, Ms. Alsdorf co-founded echtzeit Gesellschaft fur mediales Gestalten mbH, a developer of computing environments for e-commerce and communications both on the desktop and for large-scale multi-user Internet environments, with subsidiaries in Berlin, Cologne and Zurich. Ms. Alsdorf is currently a corporate executive at SAP AG, Germany.

          DR. GERT HENSEL joined our Board in July 2001. Since January 2000, Dr. Hensel has been the Chief Operating Officer and founder of VICUS Grundstuecksservice GmbH, a real estate management company. From January 1998 to January 2000, Dr. Hensel was the founder and a shareholder of Weiss-Grundstuecksverwaltungs--und Entwicklungsgesellschaft mbH Erkner, a real estate management company. Since January 1995, Dr. Hensel has been a corporate fiduciary for BIT GmbH, Berlin and a manager of DABU Accounting services.

          MICHAEL ROWAN joined our Board in September 2004. He became our Director of Business Development Europe in June 2004. He qualified and practiced as a commercial lawyer with Linklaters and Alliance, a London based law firm from 1988 to 1993. In 1993 he joined the Equity Capital Markets division of Merrill Lynch, heading a team of transaction lawyers based both in London and Hong Kong. In 1996, Michael became a director of the division with responsibility for structuring and pricing equity transactions, including IPOs, and advising on M&A assignments. In 2002 he left Merrill Lynch and became a director of Accelera Capital, a private equity fund headquartered in Hong Kong. At Accelera Capital, Michael focused on providing assistance in the development of the Asian strategies for a portfolio of companies based in the UK and the US. Mr. Rowan left Accelera in June 2004 and is currently a full-time consultant.

Committees of the Board and Meetings

          Meeting Attendance. During the year ended December 31, 2005, the Board acted by unanimous written consent 10 times and did not hold formal meetings.

          Audit Committee. We have a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dr. Hensel and Ms. Alsdorf are members of the audit committee. The Board has determined that at least one person on the Audit Committee, Dr. Gert Hensel, qualifies as a “financial expert” as defined by SEC rules implementing Section 406 of the Sarbanes-Oxley Act. Dr. Hensel also meets the definition of an “independent” director set forth in Rule 4200(a)(15) of the Market Place Rules of the Nasdaq Stock Market. The audit committee met twice in the fiscal year ended December 31, 2005, and maintained additional regular communications with one another and with management. The primary function of the audit committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information that we provide to any governmental body or the public; our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and our auditing, accounting and financial reporting processes generally. Consistent with this function, the audit committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The audit committee’s primary duties and responsibilities are to: serve as an independent and objective party to monitor our financial reporting process and internal control system; review and appraise the audit efforts of our independent accountants and internal auditing department; and provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

          Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s independent accountant to provide audit or non-audit services for the company must either be approved by the Audit Committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Our Audit Committee has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the independent accountant must be approved in advance of the engagement by the Audit Committee. Under limited circumstances, certain de minimus non-audit services may be approved by the Audit Committee retroactively. All services provided to the company by the independent accountants in 2005 were approved in advance of the engagement by the Audit Committee and no non-audit services were approved retroactively by the Audit Committee pursuant to the exception for certain de minimus services described above.

          Nominating Committee. We do not have a standing nominating committee or any committees performing similar functions. The entire Board performs the functions of a nominating committee. We believe that Claudia Alsdorf and Dr. Gert Hensel are “independent directors” as defined in Rule 4200(a)(15) of the Market Place Rules of the Nasdaq Stock Market and that Eberhard Schoneburg and Michael Rowan are not “independent directors” as defined in that rule. The Board has chosen not to have a separate nominating committee because it is comprised of only four directors and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s certificate of incorporation and bylaws but does not have a separate charter related to the nomination process.

          The Board will consider candidates recommended by stockholders, provided recommendations comply with the procedures in Articles I, Section 7(C) of the bylaws; specifically, stockholders must provide, within the time period specified in the bylaws, the information regarding each candidate required to be included in a proxy solicitation by the Exchange Act. On a periodic basis, the Board members assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board considers various potential director candidates. These candidates are evaluated at meetings of the Board at various times during the year. Qualifications are scrutinized to confirm that the candidates have the highest professional and personal ethics and values, consistent with the Company’s values and standards. Candidates should have broad experience at the management level in business, technology and finance. They should be committed to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders. In evaluating candidates, the Board seeks to achieve a balance of knowledge, experience and capability on the Board. All of the current director nominees were recommended by the Chief Executive Officer.

          Compensation Committee. The compensation committee currently consists of Dr. Hensel and Ms. Alsdorf, both non-employee directors. Dr. Hensel and Ms. Alsdorf were appointed to the compensation committee in July 2001. The compensation committee’s functions are to recommend to the full Board the amount, nature and method of payment of compensation of all executive officers and certain other key employees and our consultants, and to administer our equity plan. The compensation committee did not hold formal meetings in the fiscal year ended December 31, 2005.

          Compensation Committee Interlocks and Insider Participation. Dr. Hensel and Ms. Alsdorf do not serve as members of the Board or compensation committee of any entity that currently has, or previously have had any of its members serving as a member of our Board or compensation committee.

Director Compensation.

          Directors who are not also employees may receive up to $3,000 for each meeting of the Board attended and reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. In addition, effective August 1, 2006, all directors except Chairman of the Board may receive a fee of $2,500 per month for their increased efforts going forward for the Company. Non-employee directors are also eligible for participation in our Equity Plan, and we have granted options to our directors in connection with their becoming members of our Board.

Certain Relationships and Related Transactions of the Company with Management

          Since December 31, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 10% of any class of our securities or any member of the immediate family of any of the foregoing individuals has or will have a direct or indirect material interest other than the transactions described below.

          Employment Agreements

          Under a new executive employment Agreement dated July 1, 2006 we have agreed to employ Eberhard Schoneburg as President, Chief Executive Officer and Chairman of the Board. This employment agreement expires on December 31, 2009. This agreement also provides for an initial annual base salary of $120,000, which will increase annually as determined by our Board in increments of at least 25% per year. The employment agreement also provides for a cash bonus equal to 3% of our net profits, a bonus payable in cash or stock equal to 3% of the total price of any merger of the company with a third party or acquisition of a majority of the company’s shares in which Mr. Shoneburg is instrumental in consummating and a bonus payable in cash or stock equal to 3% of the overall increase in the company’s market capitalization for each fiscal year. As a result of our history of operating losses, Mr. Schoneburg has not received a bonus in any of our previous fiscal years. Mr. Schoneburg also voluntarily agreed to a reduced salary of $149,727 for 2002 and to a salary reduction to $50,000 per year effective January 1, 2003. If Mr. Schoneburg’s employment is terminated without cause or if he terminates his employment due to a “constructive termination” (as defined in the agreement), he will be entitled to receive a lump sum payment of equivalent to 18 months of base salary, bonuses and other benefits such as vacation pay and insurance benefits to which he is entitled under the employment agreement. If his employment is terminated in connection with a change of control, Mr. Schoneburg will be entitled to the foregoing termination payments based on a 36 month period. The agreement also contains a non-compete provision for a period of six months following termination of his employment.

          On August 1, 2006, we entered into an employment Agreement with Michael Rowan, our Director of Business Development for Europe. This employment agreement expires on December 31, 2007. This agreement also provides for an initial annual base salary of $2,500, which will increase annually as determined by our Board in increments of at least 25% per year. The employment agreement also provides for a bonus payable in cash or stock equal to 3% of the total price of any merger of the company with a third party or acquisition of a majority of the company’s shares in which Mr. Rowan is instrumental in consummating and a bonus payable in cash or stock equal to 5% of any capital raise in which Mr. Rowan is instrumental in consummating. If Mr. Rowan’s employment is terminated without cause or if he terminates his employment due to a “constructive termination” (as defined in the agreement), he will be entitled to receive a lump sum payment of equivalent to 12 months of base salary, bonuses and other benefits such as vacation pay and insurance benefits to which he is entitled under the employment agreement. If his employment is terminated in connection with a change of control, Mr. Rowan will be entitled to the foregoing termination payments based on a 36 month period. The agreement also contains a non-compete provision for a period of six months following termination of his employment.

          Other Transactions

          At May 31, 2006, we owed Mr. Schoneburg an aggregate of $470,728 which consisted of loans of $466,422 that he has made to the company, plus accrued interest. The indebtedness bears interest at a rate of five percent (5%) per year and is unsecured.

          On March 31, 2005, Mr. Michael Rowan, a director and officer of the company advanced $25,000 to us, which accrued interest at a rate of eight percent (8%) per year. On December 12, 2005, the $25,000 principal amount of this loan, plus $1,388.89 of accrued interest, was converted into 73,302 shares of our common stock at a conversion price of $0.36 per share.

          In April 2005, we entered into a short-term loan agreement with Accelera Ventures Ltd., a stockholder. The loan was for $18,000 and was originally due on June 30, 2005. On June 30, 2005, advances of $106,000 representing this and three other loans from the stockholder were extended through September 30, 2005, and on September 30, 2005, the stockholder agreed to extend all these loans (totaling $131,000) through December 31, 2005. These loans bore interest at a rate of five percent (5%) per year and were unsecured. On December 30, 2005, $25,000 was converted into shares of our common stock and $18,000 was repaid in cash. On April 30, 2006, the $88,000 balance of these advances was fully repaid.

          We executed a license agreement in November 2004 and augmented it in June 2005 with Intelligent Property Ltd., U.K. The agreed aggregate commercial transaction through the first quarter of 2005 was $194,480. The aggregate transaction in the second quarter of 2005 was $42,500 and in the third quarter of 2005 was $15,000. Mr. Michael Rowan, a director and minority stockholder of Artificial Life is also a minority stockholder of Intelligent Property.

          Under a consulting agreement dated June 1, 2004, Michael Rowan agreed to serve as our Director of Business Development Europe. This agreement was for a term of six (6) months for which Mr. Rowan was compensated at a rate of $5,000 per month of completed service. This agreement was terminated upon expiry.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table provides summary information concerning the compensation earned by our chief executive officer for the fiscal year ended December 31, 2005, 2004 and 2003. No other executive officers received compensation from us in excess of $100,000 during those years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Securities Underlying Options (#)
				Other Annual Compensation
Name and Principal Position	Year	Salary(1)	Bonus

Eberhard Schoneberg	2005	$50,000	0	—	400,000
President and CEO	2004	37,500	0	—	200,000
	2003	50,000	0	—	—

(1)	The salary amounts for Mr. Schoenberg for 2005, 2004 and 2003 shown in the table above represent deferred salary which has accrued but remains unpaid as of the date of this proxy statement.

Option Grants in Last Fiscal Year

          The following table summarizes option grants during the fiscal year ended December 31, 2005 to the executive officer named in the Summary Compensation Table above.

	Individual Grants

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

	300,000	8.3%	$ 0.40	April 27, 2008
Eberhard Schoneberg
	100,000	2.8%	$ 0.36	December 9, 2007

Option Exercises in 2005 and Fiscal Year-End Option Values

          The following table summarizes the value of in-the-money options held at December 31, 2005 by the executive officer named in the Summary Compensation Table above.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Eberhard Schoneberg	0	0	600,000	0	$108,000	0

          The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 2005, and the exercise price of such options. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Employment Agreements

          See discussion of the executive employment agreements with Mr. Schoneburg and Mr. Rowan under “Certain Relationships and Related Transactions of the Company with Management.”

Shareholder Communication with Directors

           Shareholders may send correspondence to our Board or to any individual director at the following address: Artificial Life, Inc., China Online Center, Suite 4601, 333 Lockhart Road, Wanchai, Hong Kong.

          Your communication should indicate that you are a company stockholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as of July 24, 2006 regarding the beneficial ownership of our common stock by (i) each person that we believe beneficially owns 5% or more of our common stock; (ii) each named executive officer; (iii) each of our directors and each director nominee; and (iv) all of our current directors and executive officers as a group.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Information regarding ownership of our common stock by our security holders is based, in part, upon our review of Forms 3, 4 and 5, and Schedules 13D and 13G filed with the Securities and Exchange Commission by such persons. Unless otherwise noted, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated and address of our directors and executive officers is the address of our corporate offices. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of July 24, 2006, there were 30,000,000 shares of common stock outstanding.

	Shares Beneficially Owned

Name of Beneficial Owner	Amount	Percent of Class*

Eberhard Schoneburg (1)	6,540,104	20.7%
Claudia Alsdorf (2)	500,000	1.6%
Dr. Gert Hensel (3)	500,000	1.6%
Michael Rowan (4)	1,147,861	3.6%
Ernest Axelbank(5)	630,000	2.0%
Accelera Ventures Ltd. (6)	2,544,118	8.2%
Tong Nguen Khoong (7)	416,666	1.3%
Bukit Kiara Capital Sdn. Bhd (8)	1,550,000	5.0%
Joint Glory International (9)	750,000	2.4%
Ajmal Rahman (10)	2,100,000	6.5%
Bruno Gabriel (11)	1,739,426	5.6%
Christian Gloe (12)	1,991,137	6.3%
All current directors and executive officers as a group (5 persons) (13)	9,317,965	27.6%

*	The percentages in the table above are based on 30,952,160 shares of common stock outstanding, which includes 952,160 shares issued in excess of our authorized capital.

(1)	Includes 600,000 shares subject to stock options that are exercisable within 60 days.

(2)	Represents 500,000 shares subject to stock options that are exercisable within 60 days.

(3)	Represents 500,000 shares subject to stock options that are exercisable within 60 days.

(4)	Includes 600,000 shares subject to stock options that are exercisable within 60 days.

(5)	Includes 600,000 shares subject to stock options that are exercisable within 60 days.

(6)	Based on information reported by Accelera Ventures Ltd. on Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2006.

(7)

Based on information reported by Tong Nguen Khoong on Schedule 13G/A filed with the Securities and Exchange Commission on October 7, 2005. Does not include 1,550,000 shares beneficially owned by Bukit Kiara Capital Sdn. Bhd. and 750,000 shares beneficially owned by Joint Glory International, entities of which Tong Nguen Khoong is a director.

(8)	Based on information reported by Bukit Kiara Capital Sdn. Bhd. on Schedule 13G filed with the Securities and Exchange Commission on October 7, 2005.

(9)	Based on information reported by Joint Glory International. on Schedule 13G filed with the Securities and Exchange Commission on August 9, 2005.

(10)	Includes 1,400,000 shares subject to stock options that are exercisable within 60 days.

(11)

Includes 200,000 shares held by DARUM Holding AG, a Swiss corporation in which Mr. Gabriel is a majority stockholder. Mr. Gabriel disclaims any beneficial ownership of the 200,000 shares held by DARUM Holding AG, except to the extent of his pecuniary interest in these shares, if any.

(12)	Includes 755,200 shares subject to stock options that are exercisable within 60 days.

(13)	Includes 2,800,000 shares subject to options, all of which are exercisable within 60 days.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          Compensation Philosophy. The design and implementation of our executive compensation programs are based on a series of guiding principles derived from our values, business strategy and management requirements. These principles may be summarized as follows: to attract, motivate and retain high caliber individuals who are responsible for leading us to achieve or exceed corporate goals and to increase total return to stockholders, to provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term corporate performance, to align the financial interests of the management team with our financial interests and those of our stockholders, and to emphasize reward for performance at the individual, team and corporate levels.

          Base Salary. Each fiscal year, the compensation committee establishes base salaries for individual executive officers based upon (i) the committee’s review of publicly available industry and peer group information, (ii) the responsibilities, scope and complexity of each position, (iii) the individual’s tenure in the position and (iv) performance judgments as to each individual’s past and expected future contributions. The chief executive officer recommends the base salary amount for each officer other than himself. The committee then reviews with the chief executive officer and approves, with appropriate modifications, an annual base salary plan for our executive officers other than the chief executive officer.

          In general, the committee reviews and fixes the base salary of the chief executive officer based on the committee’s review of comparable competitive compensation from publicly available sources, as well as the committee’s assessment of such officer’s past performance and its expectations as to such officer’s future contributions to our leadership. For discussion of Mr. Schoneburg’s individual executive employment agreement, see “Certain Relationships and Related Transactions of the Corporation with Management.”

          Annual Bonus. Our executive officers are eligible for an annual cash bonus, which is based primarily on corporate achievements and individual performance objectives that are established at the beginning and throughout each year. After the completion of the year, the committee reviews the attainment of corporate and individual objectives and awards bonuses in the first quarter of the subsequent year, based on the extent to which corporate objectives were met or exceeded, and any individual contributions to our overall performance. No bonuses were paid in the fiscal year 2005.

          Equity-based Long-term Incentive Compensation. Long-term incentives for our employees are provided through stock option grants under our equity plan, which generally are provided through initial stock option grants at the date of hire and periodic additional grants. The option grants are intended to motivate the executive officers to improve our long-term performance and to align the financial interests of the management team with our financial interests and those of our stockholders. Awards take into account each officer’s scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a three-year period. Certain options granted under the equity plan are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events.

By the Artificial Life, Inc. Compensation Committee

Dr. Gert Hensel
Ms. Claudia Alsdorf

AUDIT COMMITTEE REPORT

          The audit committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq rules, has furnished the following report:

          The audit committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board, a copy of which is included in this proxy statement as Appendix B. The audit committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The audit committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2005, the audit committee took the following actions: reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management, reviewed communications from GHP Horwath, P.C. regarding the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and received written disclosure and a letter from GHP Horwath, P.C. regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the audit committee determined appropriate.

          Based on the audit committee’s review of the audited financial statements and communications from GHP Horwath, P.C. and its discussions with management, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

By the Artificial Life, Inc. Audit Committee

Dr. Gert Hensel
Ms. Claudia Alsdorf

FEES OF INDEPENDENT AUDITORS

          GHP Horwath has audited our financial statements annually since the 2002 fiscal year. Its representatives are expected to be present telephonically at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. No accountant has been selected or recommended to stockholders for election, approval or ratification for the current year as our management continues its evaluation.

Audit Fees

          The aggregate fees for professional services rendered by GHP Horwath in connection with its audit of our annual consolidated financial statements in our Form 10-KSB and the review of our quarterly consolidated financial statements included in our Forms 10-QSB for the fiscal years ended December 31, 2005 and 2004 totaled approximately $44,900 and $43,700, respectively.

Audit-Related Fees

          No fees were paid by us for assurance and related services rendered by GHP Horwath in connection with its audit and review of our financial statements for the fiscal years ended December 31, 2004 and 2005.

Tax Fees

          No fees were paid by us for professional services rendered by GHP Horwath for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and 2005.

All Other Fees

          Fees of $1,720 and $3,000 were paid by us for other services rendered by GHP Horwath for the fiscal years ended December 31, 2004 and 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owners of more than ten percent (10%) of our registered stock to file initial reports of ownership and reports of changes in ownership of our shares with the SEC, and to provide copies of such reports to the company.

          During the fiscal year ended December 31, 2005, our executive officers, directors or beneficial owners of more than ten percent (10%) of our capital shares were required to file various reports, including Form 3s and Form 4s. During 2005, the following directors and executive officers failed to report option grants on Form 4: (i) Ms. Claudia Aldorf, a director, was granted options to purchase 200,000 shares, (ii) Mr. Gert Hensel, a director, was granted options to purchase 200,000 shares, (iii) Mr. Eberhard Schoenberg, our Chairman and Chief Executive Officer, was granted options to purchase 400,000 shares, and (iv) and Mr. Michael Rowan, a director and officer was granted options to purchase 600,000 shares.

ANNUAL REPORT

          COPIES OF OUR ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT ARTIFICIAL LIFE, INC., CHINA ONLINE CENTER, SUITE 4601, 333 LOCKHART ROAD, WANCHAI, HONG KONG.

BY ORDER OF THE BOARD OF DIRECTORS

Eberhard Schoneburg
Chairman of the Board of Directors

Wanchai, Hong Kong
August 21 , 2006

Appendix A

NOTE: Additions are marked with a double underline and deletions are marked with a ~~strikethrough~~.

ARTIFICIAL LIFE, INC.

AMENDED AND RESTATED
1998 EQUITY INCENTIVE PLAN

     1. PURPOSE

          The purpose of the Artificial Life, Inc. this Amended and Restated 1998 Equity Incentive Plan (the “Plan”) is to attract and retain key employees, directors, advisers and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by the granting of awards (“Awards”) with respect to the Company’s Common Stock. Certain capitalized terms used herein are defined in section 7 below.

     2. ADMINISTRATION

          The Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of all Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

     3. ELIGIBILITY

          All employees, directors, advisers and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. However, Incentive Stock Options may be granted only to persons eligible to receive such Stock Options under the Code.

     4. STOCK AVAILABLE FOR AWARDS

          (a) AMOUNT. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to ~~1,200,000~~ 40,000,000 shares of Common Stock in the aggregate. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (b) ADJUSTMENT. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares for which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award

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shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to all or part of an outstanding Award instead of or in addition to any such adjustment.

          (c) LIMIT ON INDIVIDUAL GRANTS. The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant in the aggregate in any calendar year shall not exceed 300,000 shares, subject to adjustment under subsection (b) above.

     5. TYPES OF AWARDS.

          (a) STOCK GRANTS. The Committee may make awards of shares of Common Stock (“Stock Grants”) upon such terms and conditions as the Committee determines. Stock Grants may include without limitation restricted stock, performance shares, performance-accelerated restricted stock and bonus stock. Stock Grants may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

          (b) GRANT OF STOCK OPTIONS. Subject to the provisions of the Plan, the Committee may grant options (“Stock Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options”) and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options”). The Committee shall determine the number of shares subject to each Stock Option and all other applicable terms and conditions. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

          (c) STOCK EQUIVALENTS. The Committee may grant rights to receive payment from the Company based in whole or in part on the value of the Common Stock (“Stock Equivalents”) upon such terms and conditions as the Committee determines. Stock Equivalents may include without limitation phantom stock, performance units, dividend equivalents and stock appreciation rights (“SARs”). SARs granted in tandem with a Stock Option will terminate to the extent that the related Stock Option is exercised, and the related Stock Option will terminate to the extent that the tandem SARs are exercised. The Committee will determine at the time of grant or thereafter whether Stock Equivalents are to be settled in cash, Common Stock or other securities of the Company, other Awards or other property.

          (d) TERMS AND CONDITIONS. Each Award shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter, except that the exercise price for each Stock Option or SAR shall be established by the Committee on the date of grant. The exercise price for each Stock Option or SAR may not be less than the fair market value of the underlying stock on the date such option or right is granted. The Committee may impose such conditions with respect to the exercise of Awards, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

          (e) PAYMENT. No shares shall be delivered pursuant to any exercise of any Stock Option and no SAR may be exercised until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Stock Option or SAR, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the Participant or by retaining shares otherwise issuable pursuant to the Stock Option or cash or other property otherwise issuable pursuant to the SAR, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration, including without limitation a payment commitment of a financial or brokerage institution, as the Committee may determine.

     6. GENERAL PROVISIONS

          (a) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the

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purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. Such terms and conditions may include, without limitation, performance criteria, vesting requirements, restrictions on transfer and payment rules. The Committee may establish terms and conditions at the time the Award is granted or may provide that such terms and conditions will be determined at any time thereafter.

          (b) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other Award. SARs granted in tandem with a Stock Option will terminate to the extent that the related Stock Option is exercised, and the related Stock Option will terminate to the extent that the tandem SARs are exercised. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

          (c) INTENTIONALLY LEFT BLANK. ~~DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.~~

          (d) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

          (e) CHANGE IN CONTROL. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

          (f) TRANSFERABILITY. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

          (g) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

          (h) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.

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          (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws, including without limitation foreign tax laws.

          (j) AMENDMENT OF AWARDS. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     7. CERTAIN DEFINITIONS

          “Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

          “Board” means the Board of Directors of the Company.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

          “Committee” means the committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan. If the Board has not delegated such power to act under or pursuant to the provisions of the Plan to a committee, Committee means the Board.

          “Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

          “Company” means Artificial Life, Inc., a Delaware corporation.

          “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

          “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

          “Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

          “Participant” means a person selected by the Committee to receive an Award under the Plan.

          “Reporting Person” means a person subject to Section 16 of the Exchange Act.

     8. MISCELLANEOUS

          (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

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          (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of such Common Stock at the time of the Award, except as otherwise provided in such Award.

          (c) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of April 1, 1998, or as soon thereafter as is consistent with applicable law.

          (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

          (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of State of Delaware.

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Appendix B

ARTIFICIAL LIFE, INC.

CHARTER FOR THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

1.	PURPOSE

          The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

          The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

          The Committee shall be comprised of not less than two (2) directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three (3) years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

          All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

          To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually the Committee Charter for adequacy and recommend any changes to the Board.

2.

Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company in operating its business activities.

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4.

Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.

Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s financial and accounting staff.

6.

Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.

Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

8.

Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the hiring policies for any employees or former employees of the independent accountants.

10.

Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company that may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.

For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance that the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.

Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

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13.

Following completion of the annual audit, review separately with the independent accountants, appropriate members of the Company’s finance and accounting staff and management any significant difficulties encountered during the course of the audit.

14.

Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.

Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.	Approve all related party transactions to which the Company is a party.

18.

Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	COMMITTEE MEETINGS

          The Committee will meet on a regular basis at least 4 times each year (whether in person or by telephone conference), and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and appropriate members the Company’s finance and accounting staff, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

          At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of the State of Delaware (including without limitation notice, quorum and votes / actions of the committee). Minutes shall be kept of each meeting of the Committee.

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ARTIFICIAL LIFE, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 22 , 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          THE UNDERSIGNED hereby appoints Eberhard Schoneburg as attorney and proxy, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote for and on behalf of the undersigned at the annual meeting of stockholders of ARTIFICIAL LIFE, INC. to be held at 10:00 a.m. at the offices of Artificial Life, Inc., China Online Center, Suite 4601, 333 Lockhart Road, Wanchai, Hong Kong, on September 22 , 2006, and at any adjournment or adjournments thereof, upon and with respect to all shares of the common stock to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Eberhard Schoneburg to vote in accordance with his judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS IDENTIFIED BELOW, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

(1)	Proposal to elect Eberhard Schoneburg, Claudia Alsdorf, Gert Hensel and Michael Rowan as directors:

	[ ]	FOR all nominees (except as indicated below)

	[ ]	WITHHOLD authority for all nominees

To withhold authority for any indicated nominee(s), write that nominee’s name on the line below:

(2)	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million to 130 million.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3)

Proposal to amend the Company’s 1998 Equity Incentive Plan to (i) increase the number of shares of common stock reserved under the Company’s 1998 Equity Incentive Plan to 40 million shares; (ii) add the following sentence before the last sentence of Section D of the Fifth Article thereof, “The exercise price for each Stock Option or SAR may not be less than the fair market value of the underlying stock on the date such option or right is granted.”; and (iii) eliminate in its entirety Section C of the Sixth Article thereof.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4)	In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.

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Dated:

Signature:

Signature if held jointly:

Printed Name:

Address:

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the president or authorized officer and indicate the signer’s office. If a partnership, please sign in the partnership name by an authorized person.

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